Exhibit 10.2






                             MANAGEMENT AGREEMENT



                                    between

                 PINNACLE TOWERS ACQUISITION HOLDINGS LLC AND
            THE SUBSIDIARIES THEREOF LISTED ON THE SIGNATURE PAGES,

                           collectively, as Owners,

                                      and

                          GLOBAL SIGNAL SERVICES LLC,

                                  as Manager

                         Dated as of December 7, 2004

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                               TABLE OF CONTENTS

SECTION 1.        Definitions...............................................1

SECTION 2.        Appointment...............................................4

SECTION 3.        Site Management Services..................................4

SECTION 4.        Administrative Services...................................6

SECTION 5.        Operation Standards.......................................7

SECTION 6.        Authority of Manager......................................7

SECTION 7.        Operating Account; Receipts...............................7

SECTION 8.        Budgets...................................................8

SECTION 9.        Operating Expenses and Capital Expenditures...............8

SECTION 10.       Compensation..............................................9

SECTION 11.       Employees................................................10

SECTION 12.       Books, Records and Inspections...........................11

SECTION 13.       Insurance Requirements...................................11

SECTION 14.       Environmental............................................12

SECTION 15.       Cooperation..............................................12

SECTION 16.       Representations and Warranties of Manager................13

SECTION 17.       Representations and Warranties of Owners.................14

SECTION 18.       Restrictions on Other Activities of Manager..............15

SECTION 19.       Removal or Substitution of Sites.........................15

SECTION 20.       Term of Agreement........................................15

SECTION 21.       Duties Upon Termination..................................17

SECTION 22.       Indemnities..............................................17

SECTION 23.       Miscellaneous............................................18



                        LIST OF SCHEDULES AND EXHIBITS

Schedule I        List of Sites
Exhibit A         Initial Budget
Exhibit B         Form of Manager Report

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                             MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT is entered into as of December 7, 2004 (the "Effective Date") by and between each of the entities listed on the signature pages hereto under the heading "Owners" (collectively, the "Owners") and Global Signal Services LLC, a Delaware limited liability company (the "Manager").

         SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Administrative Services" has the meaning specified in Section 4.

         "Affiliate" has the meaning specified in the Loan Agreement.

         "Agreement" means this Management Agreement together with all amendments hereof and supplements hereto.

         "Budget" means the Operating Budget or the CapEx Budget.

         "Business Day" has the meaning specified in the Loan Agreement.

         "CapEx Budget" has the meaning specified in the Loan Agreement.

         "Capital Expenditures" has the meaning specified in the Loan
Agreement.

         "Debt Service Coverage Ratio" or "DSCR" has the meaning specified in the Loan Agreement.

         "Deposit Account" has the meaning specified in the Loan Agreement.

         "Depositor" means Towers Finco II LLC, a Delaware limited liability company.

         "Easement" has the meaning specified in the Loan Agreement.

         "Effective Date" has the meaning specified in the first paragraph of this Agreement, subject to any modification thereto specified in Section 10.

         "Environmental Laws" has the meaning specified in the Loan Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

         "Expiration Date" means January 7, 2005, as such date may be extended from time to time pursuant to Section 20.

         "Extension Notice" has the meaning specified in Section 20.

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

         "Fiscal Agent" means ABN AMRO Bank N.V., in its capacity as fiscal agent under the Trust and Servicing Agreement, and any successor thereto in such capacity.

         "Ground Lease" has the meaning specified in the Loan Agreement.

         "Hazardous Materials" has the meaning specified in the Loan
Agreement.

         "Impositions" has the meaning specified in the Loan Agreement.

         "Impositions and Insurance Reserve" has the meaning specified in the Loan Agreement.

         "Insurance Policies" has the meaning specified in the Loan Agreement.

         "Insurance Premiums" has the meaning specified in the Loan Agreement.

         "Lease" has the meaning specified in the Loan Agreement.

         "Lender" has the meaning specified in the Loan Agreement.

         "Loan Agreement" means the Amended and Restated Loan Agreement dated as of December 7, 2004, 2004 among the Owners and the Depositor, as initial lender thereunder.

         "Loan Documents" has the meaning specified in the Loan Agreement.

         "Lock Box Account" has the meaning specified in the Loan Agreement.

         "Managed Site" means a Site subject to a Site Management Agreement.

         "Management Fee" has the meaning specified in Section 10.

         "Manager" has the meaning specified in the first paragraph of this Agreement.

         "Material Adverse Effect" has the meaning specified in the Loan Agreement.

         "Operating Account" has the meaning specified in Section 7(a).

         "Operating Budget" has the meaning specified in the Loan Agreement.

         "Operating Expenses" has the meaning specified in the Loan Agreement.

         "Operating Revenue" has the meaning specified in the Loan Agreement.

         "Operation Standards" means the standards for the performance of the Services set forth in Section 5.

         "Other Management Agreements" has the meaning specified in Section
18.

         "Owner Representative" has the meaning specified in Section 23(i).

         "Owners" has the meaning specified in the first paragraph of this Agreement.

         "Payment Date" has the meaning specified in the Loan Agreement.

         "Permitted Investments" has the meaning specified in the Loan
Agreement.

         "Permitted Operations" has the meaning specified in Section 18.

         "Person" has the meaning specified in the Loan Agreement.

         "Rating Agencies" has the meaning specified in the Loan Agreement.

         "Rating Confirmation" has the meaning specified in the Loan
Agreement.

         "Receipts" has the meaning specified in the Loan Agreement.

         "Records" has the meaning specified in Section 12.

         "Servicer" has the meaning specified in the Trust and Servicing Agreement.

         "Services" means, collectively, the Site Management Services and the Administrative Services.

         "Site Management Agreement" has the meaning specified in the Loan Agreement.

         "Site Management Services" has the meaning specified in Section 3.

         "Sites" means each tower, rooftop or other telecommunication site listed on Schedule I hereto, as modified from time to time pursuant to Section 19.

         "Tenant" means a tenant or licensee under a Lease, including any ground lessee under a Lease where an Owner is the ground lessor.

         "Term" has the meaning specified in Section 20.

         "Trust and Servicing Agreement" means the Trust and Servicing Agreement dated as of December 7, 2004, among the Trustee, the Fiscal Agent, the Depositor and the Servicer.

         "Trustee" means LaSalle Bank National Association, in its capacity as trustee under the Trust and Servicing Agreement, and any successor thereto in such capacity.

         References to "Articles", "Sections", "Subsections", "Exhibits" and "Schedules" shall be to Articles, Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in this Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof", "herein", "hereto", "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific article, section, subsection, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and any reference to any statute or regulation may include any amendments of same and any successor statutes and regulations. Further, (i) any reference to any agreement or other document may include subsequent amendments, assignments, and other modifications thereto, and (ii) any reference to any Person may include such Person's respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.

         SECTION 2. Appointment. On the terms and conditions set forth therein, each Owner hereby engages the Manager to perform the Services described herein. The Manager hereby accepts such engagement. The Manager is an independent contractor, and nothing in this Agreement or in the relationship of any Owner and the Manager shall constitute a partnership, joint venture or any other similar relationship.

         SECTION 3. Site Management Services. During the Term of this Agreement, the Manager shall, subject to the terms hereof, perform those functions reasonably necessary to maintain, market, operate, manage and administer the Sites (collectively, the "Site Management Services"), all in accordance with the Operation Standards. Without limiting the generality of the foregoing, the Manager will have the following specific duties in relation to the Sites:

         (a) Marketing/Leasing of Sites. The Manager shall use commercially reasonable efforts to market and procure Leases with third party customers for the Sites, including locating potential Tenants, negotiating Leases with such Tenants and executing and/or brokering Leases as agent for the Owners. The Manager shall have complete authority to negotiate all of the terms of each Lease, both economic and non-economic, as well as complete authority to negotiate and execute amendments and other modifications thereto in the name of or on behalf of the Owners; provided, however, that the terms of any Lease or amendment or modification thereof shall be on commercially reasonable terms and in accordance with the Operation Standards.

         (b) Site Operations. The Manager shall monitor and manage each Owner's property rights associated with the Sites, make periodic inspections of the Sites for needed repairs, arrange for all such repairs determined to be necessary or appropriate, and otherwise provide for the maintenance of the Sites, including using commercially reasonable efforts to ensure that Tenants install their equipment in accordance with the terms of the relevant Lease and that all Sites are maintained in compliance in all material respects with any applicable FAA and FCC regulations, the terms of any applicable Ground Lease or Easement and any other applicable laws, rules and regulations. The Manager shall arrange for all utilities, services, equipment and supplies necessary for the management, operation, maintenance and servicing of the Sites in accordance with the terms and conditions of the Leases, the Site Management Agreements and applicable law. All utility contracts shall be in the name of the applicable Owner with all notices to be addressed to such Owner in care of the Manager, at the Manager's address. The Manager shall perform on behalf of each Owner any obligation reasonably required of such Owner pursuant to any Site Management Agreement, agency agreement, or other agreement related to the Sites (other than the payment of amounts due from the Owners thereunder, which payments shall be paid out of the Operating Account as provided herein). If any Owner is obligated to or otherwise undertakes any alterations or improvements to a Site, the Manager shall arrange for such alteration or improvement on the Owner's behalf.

         (c) Administration of Leases. The Manager shall, on behalf of the Owners (i) maintain a database of the Leases indicating, for each Lease, the amount of all payments due from the Tenant thereunder, the dates on which such payments are due and, in the case of a Managed Site, the amount of all payments due to or from the counterparty under the relevant Site Management Agreement, (ii) invoice all rent and other amounts due under the Leases and use commercially reasonable efforts to collect such rent and other amounts,
(iii) perform all services required to be performed by the Owners under the terms of the Leases and the Site Management Agreements and (iv) otherwise use commercially reasonable efforts to ensure compliance on the part of the Tenants and the Owners with the terms of each Lease and Site Management Agreement, all in accordance with the Operation Standards. Each Owner hereby authorizes the Manager to take any action the Manager deems to be necessary or appropriate to enforce the terms of each Lease and Site Management Agreement in accordance with the Operation Standards, including the right to exercise (or not to exercise) any right such Owner may have to collect rent and other amounts due under the Leases (whether through judicial proceedings or otherwise), to terminate any Lease and/or to evict any Tenant. The Manager shall also have the right, in accordance with the Operation Standards, to compromise, settle, and otherwise resolve claims and disputes with regard to Leases and Site Management Agreements. The Manager may agree to any modification, waiver or amendment of any term of, forgive any payment on, and permit the release of any Tenant on, any Lease pertaining to the Sites as it may determine to be necessary or appropriate in accordance with the Operation Standards.

         (d) Compliance with Law, Etc. The Manager will take such actions within its reasonable control as may be necessary to comply in all material respects with any and all laws, ordinances, orders, rules, regulations, requirements, permits, licenses, certificates of occupancy, statutes and deed restrictions applicable to the Sites. Without limiting the generality of the foregoing, the Manager shall use commercially reasonable efforts to apply for, obtain and maintain, in the name of the respective Owners, or, if required, in the name of the Manager, the licenses and permits reasonably required for the operation of the Sites as telecommunications sites, or for the management, marketing and operation of the Sites (including such licenses required to be obtained from the FAA and the FCC). The cost of complying with this paragraph shall be the responsibility of the Owners, shall be considered an Operating Expense, shall be included in the Operating Budget and will be payable out of the Operating Account.

         (e) On each Payment Date, the Manager will furnish to the Owner Representative and the Servicer a report (the "Manager Report") in substantially the form attached as Exhibit B with respect to the periods specified therein. In addition, the Manager will, from time to time upon request, furnish to each Rating Agency such additional information pertaining to the Sites as such Rating Agency may reasonably request.

         SECTION 4. Administrative Services. During the Term of this Agreement, the Manager shall, subject to the terms hereof, provide to each Owner the following administrative services in accordance with the Operation Standards (collectively, the "Administrative Services"):

                  (i) provide to the Owners clerical, bookkeeping and accounting services, including maintenance of general records of the Owners and the preparation of monthly financial statements, as necessary or appropriate in light of the nature of the Owners' business and the requirements of the Loan Documents to which they are a party;

                  (ii) maintain accurate books of account and records of the transactions of each Owner, render statements or copies thereof from time to time as reasonably requested by such Owner and assist in all audits of such Owner;

                  (iii) prepare and file, or cause to be prepared and filed, all franchise, withholding, income and other tax returns of such Owner required to be filed by it and arrange for any taxes owing by such Owner to be paid to the appropriate authorities out of funds of such Owner available for such purpose, all on a timely basis and in accordance with applicable law;

                  (iv) administer such Owner's performance under the Loan Documents to which it is a party or by which it is bound, including
         (A) preparing and delivering on behalf of such Owner such opinions of counsel, officers' certificates, financial statements, reports, notices and other documents as are required under such Loan Documents and (B) holding, maintaining and preserving such Loan Documents and books and records relating to such Loan Documents and the transactions contemplated or funded thereby, and making such books and records available for inspection in accordance with the terms of such Loan Documents;

                  (v) take all actions on behalf of such Owner as may be necessary or appropriate in order for such Owner to remain duly organized and qualified to carry out its business under applicable law, including making all necessary or appropriate filings with federal, state and local authorities under corporate and other applicable statutes; and

                  (vi) managing all litigation instituted by or against such Owner, including retaining on behalf of and for the account of such Owner legal counsel to perform such services as may be necessary or appropriate in connection therewith and negotiating any settlements to be entered into in connection therewith.

         SECTION 5. Operation Standards. The Manager shall perform the Services in accordance with the terms of the Loan Documents, the Leases, the Site Management Agreements, the Ground Leases, the Easements and applicable law and, to the extent consistent with the foregoing, (i) using the same degree of care, skill, prudence and diligence that the Owners employed in the management of their Sites and operations prior to the date hereof and that the Manager uses for other sites it manages and (ii) with the objective of maximizing revenue and minimizing expenses on the Sites. The Site Management Services shall be of a scope and quality not less than those generally performed by first class, professional managers of properties similar in type and quality to the Sites and located in the same market areas as the Sites. The Manager hereby acknowledges that it has received a copy of the Loan Agreement and agrees not to take any action that would cause the Owners to be in default thereunder.

         SECTION 6. Authority of Manager. During the Term hereof, the parties recognize that Manager will be acting as the exclusive agent of the Owners with regard to the Services described herein. Each Owner hereby grants to the Manager the exclusive right and authority, and hereby appoints the Manager as its true and lawful attorney-in-fact, with full authority in the place and stead of such Owner and in the name of such Owner, to negotiate, execute, implement or terminate, as circumstances dictate, for and on behalf of such Owner, any and all Leases, Ground Leases, Site Management Agreements, easements, contracts, permits, licenses, registrations, approvals, amendments and other instruments, documents, and agreements as the Manager deems necessary or advisable in accordance with the Operation Standards. In addition, the Manager will have full discretion in determining whether to commence litigation on behalf of an Owner, and will have full authority to act on behalf of each Owner in any litigation proceedings or settlement discussions commenced by or against any Owner. Each Owner shall promptly execute such other or further documents as the Manager may from time to time reasonably request to more completely effect or evidence the authority of the Manager hereunder, including the delivery of such powers of attorney (or other similar authorizations) as the Manager may reasonably request to enable it to carry out the Services hereunder. Notwithstanding anything herein to the contrary, the Manager shall not have the right or power, and in no event shall it have any obligation, to institute, or to join any other Person in instituting, or to authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings under the laws of the United States of America or any state thereof with respect to any Owner.

         SECTION 7. Operating Account; Receipts.

         (a) Operating Account. On or prior to the Effective Date, the Manager shall establish, and at all times during the Term of this Agreement shall maintain, one or more operating bank accounts in the name of an Owner and/or on behalf of one or more Owners (such account or accounts being the "Operating Account"). The Owners shall deposit funds into the Operating Account for the payment of Capital Expenditures and Operating Expenses (other than Impositions and Insurance Premiums that are to be paid directly out of the Impositions and Insurance Reserve pursuant to the Loan Documents) in accordance with the amounts and timing set forth in the Budgets. At all times during the Term of this Agreement the Manager shall have full access to the Operating Account for the purposes set forth herein, and all checks or disbursements from the Operating Account will require only the signature of the Manager. Funds may be withdrawn by Manager from the Operating Account only (i) to pay Operating Expenses and Capital Expenditures in accordance with the terms hereof, (ii) to withdraw amounts deposited in error and (iii) if the Manager determines, in accordance with the Operation Standards, that the amount on deposit in the Operating Account exceeds the amount required to pay the Operating Expenses and Capital Expenditures as the same become due and payable, to make such other distributions as the Owner Representative may direct. The Manager may direct any institution maintaining the Operating Account to invest the funds held therein in one or more Permitted Investments as the Manager may select in its discretion. All interest and investment income realized on funds deposited therein shall be deposited to the Operating Account.

         (b) Receipts. The Manager shall cause all Receipts to be deposited into the Deposit Account (or to the Lock Box Account or the appropriate sub-account thereof, to the extent permitted or required by the Loan Documents) as soon as practicable and in any event within two Business Days of the Manager's receipt thereof. To the extent that the Manager holds any Receipts, whether in accordance with this Agreement or otherwise, the Manager shall be deemed to hold the same in trust for the applicable Owner and for the benefit of the Lender.

         SECTION 8. Budgets. Contemporaneously with the execution and delivery of this Agreement, the Manager and the Owners have agreed on an initial Operating Budget and CapEx Budget for the current calendar year, copies of which are attached as Exhibit A. On or before February 15 of each year, the Manager shall deliver to the Owner Representative an Operating Budget and CapEx Budget for such year (in each case presented on a monthly and annual basis). The Operating Budget shall identify and set forth the Managers' reasonable estimate, after due consideration, of all Operating Expenses on a line-item basis consistent with the form of Operating Budget attached as Exhibit A. Each of the parties hereto acknowledges and agrees that the Operating Budget and the CapEx Budget represent an estimate only, and that actual Operating Expenses and Capital Expenditures may vary from those set forth in the applicable Budget. In the event the Manager determines, in accordance with the Operation Standards, that the actual Operating Expenses or Capital Expenditures for any year will materially differ from those set forth in the applicable Budget for such year, such Budget shall, at the request of the Manager and subject to the Loan Documents, be modified or supplemented as appropriate to reflect such differences. The Manager will furnish a copy of each Budget to the Servicer at the times required by the Loan Documents.

         SECTION 9. Operating Expenses and Capital Expenditures.

         (a) The Manager is hereby authorized to incur Operating Expenses and to make Capital Expenditures on behalf of the Owners, the necessity, nature and amount of which may be determined in Manager's discretion in accordance with the Operation Standards. The Manager shall use commercially reasonable efforts to incur Operating Expenses and to make Capital Expenditures within the limits prescribed by the Budgets; provided that the Manager may at any time incur Operating Expenses and make Capital Expenditures in amounts that exceed the Operating Expenses or Capital Expenditures, as the case may be, specified in the applicable Budget if and to the extent that the Manager determines in accordance with the Operation Standards that it is necessary or advisable to do so.

         (b) The Manager shall maintain accurate records with respect to each Site reflecting the status of real estate and personal property taxes, ground lease payments, insurance premiums and other Operating Expenses payable in respect thereof and shall furnish to the Owner Representative and the Servicer from time to time such information regarding the payment status of such items as the Owner Representative or the Servicer may from time to time reasonably request. The Manager shall arrange for the payment of all such real estate and personal property taxes, ground lease payments, insurance premiums and other Operating Expenses as the same become due and payable out of funds available for that purpose in the Imposition and Insurance Reserve or the Operating Account, as applicable. All Operating Expenses will be funded through the Imposition and Insurance Reserve or the Operating Account, as applicable, and the Manager shall have no obligation to subsidize, incur, or authorize any Operating Expense that cannot, or will not be paid by or through the Imposition and Insurance Reserve or the Operating Account. If the Manager determines that the funds on deposit in the Imposition and Insurance Reserve and the Operating Account are not sufficient to pay all Operating Expenses related to the Sites as the same shall become due and payable, the Manager shall notify the Owner Representative and the Lender of the amount of such deficiency and the Owners shall deposit the amount of such deficiency therein as soon as practicable. In the event of any such deficiency, the Manager may, in its sole discretion, elect to pay such Operating Expenses out of its own funds, but shall have no obligation to do so. The Owners, jointly and severally, shall be obligated to pay or reimburse the Manager for all such Operating Expenses paid by the Manager out of its own funds together with interest thereon at the Advance Rate (as defined in the Trust and Servicing Agreement).

         SECTION 10. Compensation. In consideration of the Manager's agreement to perform the Services described herein, during the Term hereof, the Owners hereby jointly and severally agree to pay to the Manager a fee (the "Management Fee"), on each Payment Date, equal to 10% of the Operating Revenues for the immediately preceding calendar month. On each Payment Date, the Manager shall report to the Owners the Management Fee then due and payable based on the best information regarding Operating Revenues for the immediately preceding calendar month then available to it. If the Manager subsequently determines that Management Fee so paid to it was less than what should have been paid (based on a re-computation of the Operating Revenues for such calendar month), then the Management Fee due on the next Payment Date following the date of such determination shall be increased by the amount of the underpayment. If the Manager subsequently determines that Management Fee so paid to it was higher than what should have been paid (based on a re-computation of the Operating Revenues for such calendar month), then the Management Fee due on the next Payment Date following the date of such determination shall be reduced by the amount of the overpayment Upon the expiration or earlier termination of this Agreement as set forth in Section 20, the Manager shall be entitled to receive, on the next succeeding Payment Date, the portion of the Management Fee which was earned by the Manager through the effective date of such expiration or termination (such earned portion being equal to the product at (a) the total Management Fee that would have been payable for the month in which such expiration or termination occurred had this Agreement remained in effect multiplied by (b) a fraction, the numerator of which is the number of days in such month through the effective of such expiration or termination, and the denominator of which is the total number of days in such month). The Manager shall be entitled to no other fees or payments from the Owners as a result of the termination or expiration of this Agreement in accordance with the terms hereof. All expenses necessary to the performance of the Manager's duties (other than Operating Expenses and any capital expenditures, all of which are payable by the Owners) will be paid from the Manager's own funds. Notwithstanding the foregoing to the contrary, the Owners and Manager acknowledge that this Agreement supercedes in its entirety that certain Management Agreement (the "Existing Management Agreement") between certain of the Owners and Manager dated as of September 25, 2003 (as amended by that certain Assignment and Assumption of Management Agreement dated as of February 5, 2004, and that certain First Amendment to Management Agreement dated as of May 13, 2004, and as same may have been further amended) and, accordingly, as of the Effective Date (i) the Existing Management Agreement shall have no further force or effect, (ii) any amounts required to be paid or reimbursed to Manager pursuant to the terms of the Existing Management Agreement shall continue to be due and owing to Manager (without duplication) pursuant to the terms of this Agreement, and,
(iii) with respect to the rights and obligations of Manager and GoldenState Towers, LLC under this Agreement, the "Effective Date" shall be deemed to be November 12, 2004 for all purposes hereunder.

         SECTION 11. Employees. The Manager shall employ, supervise and pay at all times a sufficient number of capable employees as may be necessary for Manager to perform the Services hereunder in accordance with the Operation Standards. All employees of Manager will be employed at the sole cost of the Manager. All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees are the sole responsibility of Manager, who is, in all respects, the employer of such employees. To the extent the Manager, its designee, or any subcontractor negotiates with any union lawfully entitled to represent any such employees, it shall do so in its own name and shall execute any collective bargaining agreements or labor contracts resulting therefrom in its own name and not as an agent for any Owner. The Manager shall comply in all material respects with all applicable laws and regulations related to workers' compensation, social security, ERISA, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects. The Manager is independently engaged in the business of performing management and operation services as an independent contractor. All employment arrangements are therefore solely Manager's concern and responsibility, and the Owners shall have no liability with respect thereto.

         SECTION 12. Books, Records and Inspections. The Manager shall, on behalf of the Owners, keep such materially accurate and complete books and records pertaining to the Sites and the Services as may be necessary or appropriate under the Operation Standards. Such books and records shall include all Leases, Site Management Agreements, Ground Leases corporate records, monthly summaries of all accounts receivable and accounts payable, maintenance records, Insurance Policies, receipted bills and vouchers, and other documents and papers pertaining to the Sites. All such books and records ("Records") shall be kept in an organized fashion and in a secure location and separate from records relating to Other Management Agreements. During the Term of this Agreement, the Manager shall afford to the Owners and the Lender access to any Records relating to the Sites and the Services within its control, except to the extent it is prohibited from doing so by applicable law or the terms of any applicable obligation of confidentiality or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Owners. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Manager designated by it.

         SECTION 13. Insurance Requirements.

         (a) Owner Insurance. The Manager shall maintain, on behalf of the Owners, all Insurance Policies required to be maintained by the Owners pursuant to the Loan Documents and such other Insurance Policies as the Manager shall determine to be necessary or appropriate in accordance with the Operation Standards. The Manager shall prepare and present, on behalf of the Owners, claims under any such insurance policy in a timely fashion in accordance with the terms of such policy. Any payments on such policy shall be made to the Manager as agent of and for the account of the Owners (and for the benefit of the Lender to the extent provided in the Loan Documents), except as otherwise required by the Loan Documents. All such payments shall be applied in accordance with the Loan Documents or, if the Loan Documents do not specify an application, shall be deposited into the Operating Account. The Manager shall provide to the Lender on behalf of the Owners such evidence of insurance and payments of the premiums thereof required by Section 5.4 of the Loan Agreement.

         (b) Manager's Insurance. The Manager shall maintain, at its own expense, a commercial crime policy and professional liability insurance policy. Any such commercial crime policy and professional liability insurance shall protect and insure the Manager against losses, including forgery, theft, embezzlement, errors and omissions and negligent acts of the employees of the Manager and shall be maintained in a form and amount consistent with customary industry practices for managers of properties such as the Sites. The Manager shall be deemed to have complied with this provision if one of its respective Affiliates has such commercial crime policy and professional liability policy and the coverage afforded thereunder extends to the Manager. Annually, upon request of the Owner Representative, the Manager shall cause to be delivered to the Owner Representative and the Lender a certification evidencing coverage under such commercial crime policy and professional liability insurance policy. Any such commercial crime policy or professional liability insurance policy shall not be cancelled without 10 days' prior written notice to the Owner Representative and the Lender. In cases where any Owner and Manager maintain insurance policies that duplicate coverage, then the policies of such Owner shall provide primary coverage and Manager's policies shall be excess and non-contributory.

         SECTION 14. Environmental.

         (a) None of the Owners is aware of any material violations of Environmental Laws at the Sites.

         (b) The Manager shall not consent to the installation, use or incorporation into the Sites of any Hazardous Materials in violation of applicable Environmental Laws and shall not consent to the discharge, dispersion, release, or storage, treatment, generation or disposal of any pollutants or toxic or Hazardous Materials and covenants and agrees to take reasonable steps to comply with the Environmental Laws.

         (c) Manager covenants and agrees (i) that it shall advise the Owner Representative and the Lender in writing of each notice of any material violation of Environmental Law of which Manager has actual knowledge, promptly after manager obtains actual knowledge thereof, and (ii) to deliver promptly to the Owner Representative and the Lender copies of all communications from any Federal, state and local governmental authorities received by Manager concerning any such violation and Hazardous Material on, at or about the Sites.

         SECTION 15. Cooperation. Each Owner and the Manager shall cooperate with the other parties hereto in connection with the performance of any responsibility required hereunder or otherwise related to the Sites or the Services. In the case of the Owners, such cooperation shall include (i) executing such documents and/or performing such acts as may be required to protect, preserve, enhance, or maintain the Sites or the Operating Account,
(ii) executing such documents as may be reasonably required to accommodate a Tenant or its installations, (iii) furnishing to the Manager, on or prior to the Effective Date, all keys, key cards or access codes required in order to obtain access to the Sites, (iv) furnishing to the Manager, on or prior to the Effective Date, all books, records, files, abstracts, contracts, Leases, Site Management Agreements, materials and supplies, budgets and other Records relating to the Sites or the performance of the Services and (v) providing to the Manager such other information as Manager considers reasonably necessary for the effective performance of the Services. In the case of the Manager, such cooperation shall include cooperating with the Lender, potential purchasers of any of the Sites, appraisers, auditors and their respective agents and representatives, with the view that such parties shall be able to perform their duties efficiently and without interference.

         SECTION 16. Representations and Warranties of Manager. The Manager makes the following representations and warranties to the Owners all of which shall survive the execution, delivery, performance or termination of this
Agreement:

         (a) The Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) The Manager's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Manager's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

         (c) The Manager has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (d) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Manager, enforceable against the Manager in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (e) The Manager is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Manager's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Manager to perform its obligations under this Agreement or the financial condition of the Manager.

         (f) The Manager's execution and delivery of, performance under and compliance with, this Agreement do not breach or result in a violation of, or default under, any material indenture, mortgage, deed of trust, agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager are subject.

         (g) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Manager of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (h) No litigation is pending or, to the best of the Manager's knowledge, threatened against the Manager that, if determined adversely to the Manager, would prohibit the Manager from entering into this Agreement or that, in the Manager's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Manager to perform its obligations under this Agreement or the financial condition of the Manager.

         SECTION 17. Representations and Warranties of Owners. Each Owner makes the following representations and warranties to the Manager all of which shall survive the execution, delivery, performance or termination of this
Agreement:

         (a) Such Owner is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

         (b) Such Owner's execution and delivery of, performance under, and compliance with this Agreement, will not violate such Owner's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

         (c) Such Owner has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (d) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Owner, enforceable against such Owner in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (e) Such Owner is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Owner's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Owner to perform its obligations under this Agreement or the financial condition of such Owner.

         (f) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Owner of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (g) No litigation is pending or, to the best of such Owner's knowledge, threatened against such Owner that, if determined adversely to such Owner, would prohibit such Owner from entering into this Agreement or that, in such Owner's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Owner to perform its obligations under this Agreement or the financial condition of such Owner.

         SECTION 18. Restrictions on Other Activities of Manager. The Manager hereby covenants and agrees that (i) it shall not engage in any business except as contemplated by this Agreement and other management agreements with Affiliates of the Manager ("Other Management Agreements"), (ii) it shall not acquire any assets other than office space, computer equipment and other assets necessary or appropriate for the conduct of its operations as permitted under this Agreement, the Other Management Agreements and its limited liability company agreement (such operations, the "Permitted Operations"),
(iii) it shall not incur any indebtedness or other liabilities except for (A) obligations hereunder and under the Other Management Agreements, (B) liabilities for the salaries and benefits of its officers and employees and
(C) other liabilities incurred in the ordinary course of business in connection with its Permitted Operations, (iv) it shall not consolidate with any other Person or merge with or into any other Person, or sell its properties and assets as, or substantially as, an entirety without the prior written consent of the Owner Representative, (v) it shall comply in all material respects with the provisions of its limited liability company agreement and (vi) it shall not amend its limited liability company agreement in a manner that would require the consent of the "independent director" thereunder without the prior written consent of the Owner Representative.

         SECTION 19. Removal, Substitution or Acquisition of Sites. If during the Term of this Agreement an Owner assigns or otherwise transfers all of its right, title and interest in and to any Site to a Person other than another Owner or the Lender (whether pursuant to a taking under the power of eminent domain or otherwise) or otherwise ceases to have an interest in a Site, this Agreement shall terminate (as to that Site only) on the date of such assignment or transfer and the Owners shall promptly deliver to Manager an amended Schedule I reflecting the removal of such Site from the scope of this Agreement. Upon the termination of this Agreement as to a particular Site, the Manager and the respective Owner of such Site shall be released and discharged from all liability hereunder with respect to such Site for the period from and after the applicable termination date and the Manager shall have no further obligation to perform any Site Management Services with respect thereto from and after such date. In addition, the Owners may at any time add any additional Site to Schedule I in connection with a substitution or acquisition permitted under the terms of the Loan Agreement. Upon such substitution or acquisition, the Owners shall promptly deliver to Manager an amended Schedule I reflecting the addition of such Site, whereupon the Manager shall assume responsibility for the performance of the Site Management Services hereunder with respect to such Site.

         SECTION 20. Term of Agreement.

         (a) Term. This Agreement shall be in effect during the period (the "Term") commencing on the date hereof and ending at 5:00 p.m. (New York time) on the Expiration Date, unless sooner terminated in accordance with the provisions of this Section 20. The Expiration Date under this Agreement may be extended from time to time at the option of the Owner Representative (or the Lender on its behalf), acting in its sole and absolute discretion, for successive 30-day periods by written notice to that effect to the Manager from the Owner Representative (or the Lender on its behalf) delivered on or prior to the then-current Expiration Date (an "Extension Notice"). Each of the Owners and Manager agrees that if the Owner Representative fails to deliver an Extension Notice to the Manager by the Expiration Date, the Manager shall, on such Expiration Date, provide Lender with notice of such failure and Lender shall have ten (10) Business Days following its receipt of such notice to deliver an Extension Notice to the Manager, and upon delivery of such Extension Notice the Expiration Date shall be extended to the date falling 30 days after the Expiration Date as in effect immediately prior to such Extension Notice. Upon delivery of an Extension Notice, the then-current Expiration Date shall be automatically extended to the date specified therein without any further action by any party.

         (b) Termination for Cause The Owner Representative (or the Lender on its behalf) shall have the right, upon notice to the Manager, to terminate this Agreement: (i) upon the declaration of an "Event of Default" under (and as defined in) the Loan Agreement, (ii) following the Maturity Date, (iii) if the DSCR falls to less than 1.0x as of the end of any calendar quarter and the Lender reasonably determines, pursuant to the Loan Agreement, that such decline in the DSCR is primarily attributable to acts or omissions of the Manager rather than factors affecting the Owners' industry generally, (iv) if the Manager has engaged in fraud, gross negligence or willful misconduct arising from or in connection with its performance under this Agreement or (v) if the Manager defaults in the performance of its obligations hereunder and such default (A) could reasonably be expected to have a Material Adverse Effect and (B) remains unremedied for 30 days after the Manager receives written notice thereof.

         (c) Automatic Termination for Bankruptcy, Etc. If the Manager or any Owner files a petition for bankruptcy, reorganization or arrangement, or makes an assignment for the benefit of the creditors or takes advantage of any insolvency or similar law, or if a receiver or trustee is appointed for the assets or business of the Manager or any Owner and is not discharged within ninety (90) days after such appointment, then this Agreement shall terminate automatically; provided that if any such event shall occur with respect to less than all of the Owners, then this Agreement will terminate solely with respect to the Owner or Owners for which such event has occurred and the respective Sites owned, leased or managed by such Owner(s). Upon the termination of this Agreement as to a particular Owner, the Manager and such Owner shall be released and discharged from all liability hereunder for the period from and after the applicable termination date and the Manager shall have no further obligation to perform any Services for such Owner or any Sites owned, leased or managed by such Owner from and after such date.

         (d) Resignation By Manager. Unless and until the Loan Agreement has terminated in accordance with its terms and all loans thereunder have been paid in full, the Manager shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law. Any such determination under clause (d)(i) above permitting the resignation of the Manager shall be evidenced by an opinion of counsel (who is not an employee of the Manager) to such effect delivered, and in form and substance reasonably satisfactory, to the Owner Representative. From and after the date on which the Loan Agreement has terminated in accordance with its terms and all loans thereunder have been paid in full, the Manager shall have the right in its sole and absolute discretion, upon 30 days' prior written notice to the Owner Representative, to resign from the obligations and duties hereby imposed on it. This Agreement shall terminate on the effective date of any resignation of the Manager permitted under this paragraph (d).

         SECTION 21. Duties Upon Termination. Upon the expiration or termination of the Term, the Manager shall have no further right to act for any Owner or to draw checks on the Operating Account and shall promptly (i) furnish to the Owner Representative or its designee all keys, key cards or access codes required in order to obtain access to the Sites, (ii) deliver to the Owner Representative or its designee all rent, income, tenant security deposits and other monies due or belonging to the Owners under this Agreement but received after such termination, (iii) deliver to the Owner Representative or its designee all books, files, abstracts, contracts, leases, materials and supplies, budgets and other Records relating to the Sites or the performance of the Services and (iv) upon request, assign, transfer, or convey, as required, to the respective Owners all service contracts and personal property relating to or used in the operation and maintenance of the Sites, except any personal property which was paid for and is owned by Manager. The Manager shall also, for a period of ninety (90) days after such expiration or termination, make itself available to consult with and advise the Owners regarding the operation and maintenance of the Sites or otherwise to facilitate an orderly transition of management to a new manager of the Sites. This Section 21 shall survive the expiration or earlier termination of this Agreement (whether in whole or part).

         SECTION 22. Indemnities.

         (a) Subject to Section 23(g), the Owners jointly and severally agree to indemnify, defend and hold Manager harmless from and against, any and all suits, liabilities, damages, or claims for damages (including any reasonable attorneys' fees and other reasonable costs and expenses relating to any such suits, liabilities or claims), in any way relating to the Sites, the Manager's performance of the Services hereunder, or the exercise by the Manager of the powers or authorities herein or hereafter granted to the Manager, except for those actions, omissions and breaches of Manager in relation to which the Manager has agreed to indemnify the Owners pursuant to Section 22(b).

         (b) Subject to Section 23(g), the Manager agrees to indemnify, defend and hold the Owners harmless from and against any and all suits, liabilities, damages, or claims for damages (including any reasonable attorneys' fees and other reasonable costs and expenses relating to any such suits, liabilities or claims), in any way arising out of (i) any acts or omissions of the Manager or its agents, officers or employees in the performance of the Services hereunder constituting misfeasance, bad faith or negligence or (ii) any material breach of any representation or warranty made by the Manager hereunder.

         (c) "Indemnified Party" and "Indemnitor" shall mean the Manager and Owners, respectively, as to Section 22(a) and shall mean the Owners and Manager, respectively, as to Section 22(b). If any action or proceeding is brought against an Indemnified Party with respect to which indemnity may be sought under this Section 22, the Indemnitor, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel and payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the Indemnitor shall not be required to pay the fees and expenses of such separate counsel unless such separate counsel is employed with the written approval and consent of the Indemnitor, which shall not be unreasonably withheld or refused.

         (d) The indemnities in this Section 22 shall survive the expiration or termination of the Agreement.

         SECTION 23. Miscellaneous.

         (a) Amendments. No amendment, supplement, waiver or other modification of this Agreement shall be effective unless in writing and executed and delivered by the Manager and the Owner Representative; provided that, until the Loan Agreement has been terminated in accordance with its terms and the loans thereunder have been paid in full, any material amendment, supplement, waiver or other modification of this Agreement shall also require the consent of the Lender and Rating Confirmations from each Rating Agency. No failure by any party hereto to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available upon a breach of this Agreement, shall constitute a waiver of any of the terms of this Agreement.

         (b) Notices. Any notice or other communication required or permitted hereunder shall be in writing and may be delivered personally or by commercial overnight carrier, telecopied or mailed (postage prepaid via the US postal service) to the applicable party at the following address (or at such other address as the party may designate in writing from time to time); however, any such notice or communication shall be deemed to be delivered only when actually received by the party to whom it is addressed:

             (1) To any Owner      c/o Pinnacle Towers Acquisition Holdings LLC
                                   301 North Cattlemen Road, Suite 300
                                   Sarasota, Florida 34232
                                   Attention: General Counsel
                                   Fax:  (941) 308-4250

             (2) To Manager:       Global Signal Services LLC
                                   301 North Cattlemen Road, Suite 300
                                   Sarasota, Florida 34232
                                   Attention:  General Counsel
                                   Fax: (941) 308-4250

         (c) Assignment, Etc. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. None of the rights, interests, duties, or obligations created by this Agreement may be assigned, transferred, or delegated in whole or in part by the Manager or any Owner, and any such purported assignment, transfer, or delegation shall be void; provided, however, that (i) the Owners may assign this Agreement to the Lender and grant a security interest in their rights and interests hereunder pursuant to the Loan Documents and (ii) the Manager may, in accordance with the Operation Standards, utilize the services of third-party service providers to perform all or any portion of its Services hereunder; and provided, further, that Manager may not use any third-party service providers (other than insurance agents) to prepare any Manager Reports or to perform any Services described in
Section 9(b) or Section 13(a) without the consent of the Servicer (such consent not to be unreasonably withheld). Notwithstanding the appointment of a third-party service provider, the Manager shall remain primarily liable to the Owners to the same extent as if the Manager were performing the Services alone, and the Manager agrees that no additional compensation shall be required to be paid by the Owners in connection with any such third-party service provider.

         (d) Entire Agreement; Severability. This Agreement constitutes the entire agreement between the parties hereto, and no oral statements or prior written matter not specifically incorporated herein shall be of any force or effect. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         (e) Limitations on Liability.

                  (i) Notwithstanding anything herein to the contrary, neither the Manager nor any director, officer, employee or agent of the Manager shall be under any liability to the Owners or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgement; provided, however, that this provision shall not protect the Manager against any liability to the Owners or the Lender for the material breach of a representation or warranty made by the Manager herein or against any liability which would otherwise be imposed on the Manager by reason of misfeasance, bad faith or negligence in the performance of the Services hereunder.

                  (ii) No party will be liable to any other for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits, arising from the relationship of the parties or the conduct of business under, or breach of, this Agreement, except where such damages or loss of profits are claimed by or awarded to a third party in a claim or action against which a party to this Agreement has a specific obligation to indemnify another party to this Agreement.

                  (iii) Notwithstanding any other provision of this Agreement or any rights which the Manager might otherwise have at law, in equity, or by statute, any liability of an Owner to the Manager shall be satisfied only from such Owner's interest in the Sites, the Leases, the Site Management Agreements, the Insurance Policies and the proceeds thereof, and then only to the extent that such Owner has funds available to satisfy such liability in accordance with the Loan Documents (any such available funds being hereinafter referred to as "Available Funds"). In the event the Available Funds of an Owner are insufficient to pay in full any such liabilities of an Owner, the excess of such liabilities over such Available Funds shall not constitute a claim (as defined in the United States Bankruptcy Code) against such Owner unless and until a proceeding of the type described in Section 23(j) is commenced against such Owner by a party other than the Manager.

                  (iv) No officer, director, employee, agent, shareholder, member or Affiliate of any Owner or the Manager (except, in the case of an Owner, for Affiliates that are also Owners hereunder) shall in any manner be personally or individually liable for the obligations of any Owner or the Manager hereunder or for any claim in any way related to this Agreement or the performance of the Services.

                  (v) The provisions of this Section 23(e) shall survive the expiration and termination of this Agreement.

         (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

         (g) Litigation Costs. If any legal action or other proceeding of any kind is brought for the enforcement of this Agreement or because of a default, misrepresentation, or any other dispute in connection with any provision of this Agreement or the Services, the successful or prevailing party shall be entitled to recover all fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

         (h) Confidentiality. Each party hereto agrees to keep confidential (and (a) to cause its respective officers, directors and employees to keep confidential and (b) to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the parties hereto shall be permitted to disclose Information (i) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, (ii) as requested by Rating Agencies, (iii) to the extent provided in the Private Offering Memorandum (as defined in the Trust and Servicing Agreement), (iv) to the parties to the Loan Documents who are subject to the confidentiality provisions contained therein and (v) to actual or prospective Tenants. For the purposes of this paragraph
(h), the term "Information" shall mean the terms and provisions of this Agreement and all financial statements, certificates, reports, Records, agreements and information (including the Leases, the Site Management Agreements and all analyses, compilations and studies based on any of the foregoing) that relate to the Sites or the Services, other than any of the foregoing that are or become publicly available other than by a breach of the confidentiality provisions contained herein.

         (i) Owners' Representative and Agent. From time to time during the Term, the Owners shall appoint one (1) Owner (the "Owner Representative") to serve as the Owners' representative and agent to act, make decisions, and grant any necessary consents or approvals hereunder, collectively, on behalf of all of the Owners. Each Owner hereby appoints Pinnacle Towers Acquisition Holdings LLC as the initial Owner Representative hereunder and hereby authorizes the Owner Representative to take such action as agent on its behalf and to exercise such powers as are delegated to the Owner Representative by the terms hereof, together with such powers as are reasonably incidental thereto.

         (j) No Petition. Prior to the date that is one year and one day after the date on which (a) the Loan Agreement has been terminated in accordance with its terms and (b) all loans thereunder have been repaid in full in accordance with the terms thereof, the Manager shall not institute, or join any other Person in instituting, or authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings under the laws of the United States of America or any state thereof against any Owner.

         (k) Other Management Agreements. The Owners hereby acknowledge and agree that the Manager may become a party to Other Management Agreements and, as a result, the Manager may engage in business activities that are in competition with the business of the Owners in respect of the Sites. Nothing in this Agreement shall in any way preclude the Manager or its Affiliates, subsidiaries, officers, employees and agents from engaging in any business activity (including the operation, maintenance, leasing and/or marketing of telecommunications sites for itself or for others), even if, by doing so, such activities could be construed to be in competition with the business activities of the Owners; provided that (i) if, pursuant to any Other Management Agreement, the Manager arranges for a Lease of a telecommunication site with a tenant that is also a Tenant under a Lease with an Owner, such new Lease will be separate from and independent of the Lease(s) between the Tenant and such Owner, (ii) unless a Site has been released pursuant to Article XI of the Loan Agreement, the Manager will not solicit a tenant to transfer its Lease from a Site owned, leased or managed by an Owner to a telecommunication site owned, leased or managed by a Person that is not an Owner, (iii) if the Tenant with respect to a Site is an Affiliate of the Manager, the Manager shall perform all Services in respect of such Site in the same manner as if such Tenant were not an Affiliate and (iv) in all cases the Manager shall perform its duties and obligations hereunder in accordance with the Operation Standards notwithstanding any potential conflicts of interest that may arise, including any relationship that the Manager may have with any Tenant or any other owners of telecommunication sites that it manages.

         (l) Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to effect the construction of, or to be taken into consideration in interpreting, this Agreement.

         (m) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which when taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.


                       [NO ADDITIONAL TEXT ON THIS PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                  Manager:     GLOBAL SIGNAL SERVICES LLC


                               By: /s/ Keith M. Drucker
                                   ---------------------------
                                   Name:  Keith M. Drucker
                                   Title: Vice President


                  Owners: PINNACLE TOWERS ACQUISITION HOLDINGS LLC PINNACLE TOWERS ACQUISITION LLC
                               TOWER VENTURES III, LLC
                               GLOBAL SIGNAL REIT SAVINGS TRS, INC.
                               TVHT, LLC
                               GOLDENSTATE TOWERS, LLC


                               By:  /s/ Keith M. Drucker
                                    --------------------------
                                    Name:  Keith M. Drucker
                                    Title: Vice President



                    Signature Page to Management Agreement

                                  SCHEDULE I


                                 LIST OF SITES

                 Sites listed on Exhibit A to Loan Agreement.

                                   EXHIBIT A


                                INITIAL BUDGET


Global Signal Inc. - the Borrowers
2005 Monthly Operating Expense Budget(1)
(US $000s)


             Jan-04  Feb-04   Mar-04  Apr-04  May-04   Jun-04  Jul-04  Aug-04   Sep-04   Oct-04   Nov-04   Dec-04   2004
             -------------------------------------------------------------------------------------------------------------


Rent
(Managed
Sites)          8       8        8       8       8        8       8        9       8        8        8         7      96

Regular
maintenance    21      22       23      23      22       23      23       25      23       23       22        21     273

Major
maintenance    36      37       38      38      37       39      39       41      39       38       36        35     453

Utilities      36      37       38      38      37       39      39       41      39       38       36        35     451

Site Manage-
ment/Other      0       0        0       0       0        0       0        0       0        0        0         0       0
             --------------------------------------------------------------------------------------------------------------
Total Tower
Level
Expenses      100     103      108     107     104      109     109      116     109      107      101        98   1,273
             --------------------------------------------------------------------------------------------------------------

Capital
Expenditure    36      37       38      38      37       39      39       41      39       38       36        35     452
             --------------------------------------------------------------------------------------------------------------
Total
Operating
Expenses      136     140      146     146     141      148     148      158     148      145      137       133   1,725
             ==============================================================================================================


(1)  Operating budget will be amended as New Sites are acquired using funds from Site Acquisition Account.


                                   EXHIBIT B


                            FORM OF MANAGER REPORT

                                   Attached.